Exhibit 1.02

Conflict Minerals Report

For the Year ended December 31, 2013

Part I. Introduction

This is the Conflict Minerals Report (“Report”) of Valeant Pharmaceuticals International, Inc. (“Valeant” or the “Company”) for calendar year 2013, prepared and submitted in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Conflict Minerals Policy Statement

On 22 August 2012, the U.S. Securities and Exchange Commission issued its rule on conflict minerals (“Conflict Minerals Rule”) in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act and related rules require certain companies to disclose the extent to which the products they manufacture or contract to manufacture contain conflict minerals sourced from the Democratic Republic of the Congo (“DRC”) or adjoining countries. Conflict minerals include tantalum, tin, tungsten and gold, which are used in many electronic components and medical devices specifically for patient safety and reliability.

As a multinational specialty pharmaceutical and medical device company that develops, manufactures, and markets a broad range of branded, generic and branded generic pharmaceuticals, over-the-counter products, and medical devices, Valeant Pharmaceuticals International, Inc. promotes the traceability of these minerals and the transparency of our supply chain. Valeant firmly believes that our customers should be fully informed about our products.

With respect to those limited aspects of Valeant’s business that manufacture or contract to manufacture products that do contain tantalum, tin, tungsten and/or gold, which are necessary for the safe functionality of the product, Valeant endeavors not to purchase products that contain conflict minerals that directly or indirectly finance or benefit armed groups in the DRC or adjoining countries. Valeant expects its portfolio of suppliers to source conflict minerals only from responsible sources. We fully understand the importance of this issue to our customers and are committed to supply chain initiatives and overall corporate social responsibility and sustainability efforts that work towards a supply chain that is free of conflict minerals that directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

Part II. Reasonable Country of Origin Inquiry

Valeant has taken several steps to conduct a Reasonable Country of Origin Inquiry. We have:

•	Assigned accountability to support Valeant’s global conflict minerals program;

•	Adopted a Conflict Minerals Policy Statement (included in its entirety in Part I of this Report);

•	Employed a risk-based approach to identify specific types of products that had a higher likelihood of containing conflict minerals and created a process to determine the country of origin for those products which were found to contain conflict minerals;

•	Evaluated our internally manufactured products to determine if conflict minerals are necessary to the functionality or production of those products; and

•	Determined which external suppliers have conflict minerals in their supply chain and what products they supplied to Valeant.

As prescribed by the Rule 13p-1, Valeant undertook due diligence, as described in Part III below, to determine the status of the conflict minerals that are necessary to the functionality or production of its products.

Part III. Due Diligence

In conducting its due diligence, Valeant designed its actions to conform with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) (“OECD Framework”), an internationally recognized due diligence framework.

Valeant performed the following due diligence measures:

•	Created an internal task force and engaged external advisers to assist and consult on the conflict minerals compliance and reporting process;

•	Enlisted the Procurement and Quality Assurance organizations to check the cross reference of suppliers for completeness;

•	Used questionnaires to survey our external suppliers of products to determine if conflict minerals are necessary to the functionality or production of those products;

•	Secured documentation from every Company global manufacturing site on conflict mineral utilization/necessity within their specific production responsibilities; and

•	Communicated with suppliers to determine the source of the conflict minerals for the products that do necessitate conflict minerals.

Part IV. Product Description

Valeant has determined, in good faith, that, for calendar year 2013, certain aesthetics devices, ophthalmic hand pieces, ophthalmic instruments and ophthalmic surgical devices sold by the Company require tin, tungsten, tantalite or gold for their production or functionality.

Part V. Risk Mitigation / Future Due Diligence Measures

For the products that contain conflict minerals, Valeant is several steps removed from the facilities used to process the necessary conflict minerals that are contained in the products. Because of this, Valeant is currently working to determine the country of origin of the conflict minerals. Valeant is working with the third party suppliers of these product components, who are unable at this time to determine the original sources of the conflict minerals and thus are unable to state if the conflict minerals were sourced from the covered countries nor provide the names of the smelters or refineries used to process those minerals.

As described above, Valeant is continuing its good faith efforts to determine the source of the conflict minerals necessary for the production or functionality of its products. For those products where the source of the conflict minerals is undeterminable, we are continuing to work with our suppliers to identify and validate the country of origin of the conflict minerals and the associated facilities used for processing. Going forward we will continue to reassess our process and explore additional measures to further enhance our process.

Forward-looking Statements

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). These forward-looking statements include, but are not limited to, statements regarding our policies and practices respecting conflict minerals (and possible future enhancements thereto) and our related supply chain initiatives. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators (the “CSA”) and the other assumptions, risks and uncertainties as detailed from time to time in Valeant’s filings with the SEC and the CSA, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.